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                                                                   EXHIBIT 10.18

                                     [LOGO]
                                  BAY NETWORKS

                Terms Summary of Officer Employment Agreement

                                 JULY 15, 1996


A. Purpose:              Agreement provides for a fixed term of employment of
                         the officer by Bay. DURING THE FIXED TERM OF THE
                         AGREEMENT, THE OFFICER'S EMPLOYMENT CAN ONLY BE
                         TERMINATED FOR GRAVE CAUSE.

B. Fixed Term:           Two years, through June 30, 1998.

C. Grounds for           During fixed two year term, EMPLOYMENT CAN NOT BE
   termination:          TERMINATED except for:

                              repeated neglect of employee's duties;

                              criminal misconduct;

                              unauthorized disclosure of confidential
                              information;

                              resignation or acceptance of employment with a different employer by employee

D. Salary during term:   Current salary of officer to be paid bi-weekly
                         throughout two year term (if raised, then that amount continues as salary through term).

E. Benefits & vesting:   All normal benefits to continue throughout two year
                         term, INCLUDING VESTING of all previously granted
                         STOCK OPTIONS.

F. Position and duties:  Officer to be vice president of U.S. Sales or such other office or position as is assigned by the Company in the future. DURING THE TERM of employment, OFFICER IS TO DEVOTE HIS FULL TIME to the duties of his position.


          PRIVILEGED & CONFIDENTIAL -- BAY NETWORKS INTERNAL USE ONLY

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                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of July 1, 1996, is between Bay Networks Communications, Inc., a Delaware corporation having its principal place of business at 4401 Great America Parkway, Santa Clara, California 95052-8185 ("Company"), and Gene R. Wahlberg ("Employee").



     1. EMPLOYMENT. Company hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. TERM. This Agreement shall commence on the date hereof and shall terminate on the earlier of:

        (a) June 30, 1998;

        (b) the death of the Employee;

        (c) resignation from employment by Employee, or acceptance by employee of a position with another employer;

        (d) in the event of a material breach of this agreement, 30 days after notice of default and election to terminate is given by the non-defaulting party to the defaulting party, unless the default is cured within the 30-day period (provided that Company shall not be required to give Employee 30 days notice of termination if the breach consists in whole or in part of an act described in Clause (d) below; or

        (e) the date on which notice of termination is given by Company in the event Employee willfully engages in criminal misconduct, willfully and repeatedly neglects his duties under this agreement or discloses confidential information in violation of this agreement.

The exercise of a party's right to terminate this agreement pursuant to Clause
(c) or (d) hereof shall not abrogate such party's rights and remedies in respect of the breach or other act giving rise to such termination.

     3. COMPENSATION.

        (a) Company shall pay Employee a base salary of $6,923.08 bi-weekly. Employee's base salary may be increased during the term of his agreement, in the discretion of the Company. In the event the base salary is increased during the term of this Agreement, it shall not thereafter be decreased during the term of employment.

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          (b) Employee shall be entitled to paid vacation in accordance with the
Company's published policies for employees and earned time off.

          (c) During the term of his employment, Employee shall be entitled to participate in employee benefit plans or programs of Company to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such participation shall include continuation during the term of employment of vesting under stock options previously granted to Employee in accordance with the terms of the agreements which govern such stock options.

          (d) Employee shall be entitled to reimbursement of all expenses incurred by him in the performance of his duties, upon submission of appropriate vouchers in accordance with Company's policy.

     4. DUTIES. Employee is engaged as vice-president of the Company. During the term of this Agreement, Employee shall devote his full-time to the performance of his duties for the position to which Employee is assigned on behalf of the Company.

     5. DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that Company's trade secrets and proprietary information and processes, as they may exist from time to time, are valuable, special and unique assets of Company's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder. Employee acknowledges that he shall continue to abide by the terms of the agreement relating to protection of confidential information and assignment of intellectual property rights previously entered into by Employee and the Company.

     6. REMEDIES. If there is a breach or threatened breach of the provisions of
Section 5 of this agreement, Company shall be entitled to a temporary restraining order and preliminary and permanent injunctions restraining Employee from such breach. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies for such breach or threatened breach.

     7. LOCATION OF PERFORMANCE. Employee's services will be performed in Santa Clara, California. The parties acknowledge, however, that Employee may be required to travel in connection with the performance of his duties hereunder,

     8. ASSIGNMENT. This agreement may not be assigned by any party hereto; provided that Company may assign this agreement:



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        (a) to an affiliate so long as such affiliate assumes Company's obligations hereunder; provided that no such agreement shall discharge Company of its obligations thereunder.

        (b) in connection with a merger or consolidation involving Company or a sale of substantially all its assets, to the surviving corporation or purchaser, as the case may be, so long as such assignee assumes Company's obligations thereunder.

     9. NOTICES. Any notice required or permitted to be given under this agreement shall be sufficient if in writing and sent by certified mail to Employee at his residence at the address reflected in the Company's personnel records, or such other address as Employee may request in writing, or to Company at its address set forth above.

     10. WAIVER OF BREACH. A waiver by Company or Employee of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     11. ENTIRE AGREEMENT. This instrument contains the entire of the parties. It may be changed only by an agreement in writing signed by a party against whom enforcement of the change is sought.

     12. PARTIAL INVALIDITY. If a term of this agreement is declared void or unenforceable by a court, the remaining terms shall continue to be effective.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day first above written.



                                          COMPANY

                                          Bay Networks Communications, Inc.

                                          By: /s/ Gerald Patton
                                              ----------------------------------
                                          Title: Vice-President, Human Resources
                                                --------------------------------


                                          EMPLOYEE

                                          /s/ Gene R. Wahlberg
                                          --------------------------------------
                                          Gene R. Wahlberg